UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 11, 2005

UNIFI, INC.
Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act      (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06.  MATERIAL IMPAIRMENTS

          Unifi, Inc. (the "Company") previously announced an initiative to improve the efficiency of its nylon business unit.  In connection with this initiative, the Company determined to offer for sale a plant, a warehouse and a central distribution center, all of which are located in Mayodan, North Carolina.  Pursuant to this determination, the Company received certified appraisals relating to the three properties and performed an impairment review in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144").  The Company completed the impairment review on October 11, 2005.  The Company evaluated the recoverability of these long-lived assets and determined that the carrying amount of one of the properties exceeded its fair value. Accordingly, the Company has determined that an impairment charge of approximately $1,500,000, which includes $200,000 of estimated selling costs that will be paid from the proceeds of the sale of such impaired property, will be required in the first quarter of fiscal 2006. The Company does not expect this charge to result in any future cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC. By: /s/ CHARLES F. MCCOY Charles F. McCoy Vice President, Secretary and General Counsel

Dated:  October 12, 2005